Exhibit 99.1

SUPPLEMENTAL INFORMATION FOR FISCAL 2022 Q1, Q2 AND Q3 RESULTS

On February 3, 2023, we filed a Current Report on Form 8-K (the “Non-Reliance 8-K”) with the Securities and Exchange Commission (“SEC”) to provide preliminary estimated impacts of the restatement of previously reported financial statements due to errors in the calculation of basic and diluted net income per share and weighted-average shares used in computing diluted net income per share prepared in accordance with generally accepted accounting principles (“GAAP”) for the fiscal periods ended April 30, 2022, July 30, 2022 and October 29, 2022 (collectively the “Prior Financial Statements”). On March 27, 2023, we filed amended Quarterly Reports on Form 10-Q/A with the SEC for the Prior Financial Statements upon completion of our restatement analysis. In addition to the restatements, we have also modified how we determine the applicable adjusted tax rate for purposes of calculating adjusted net income.

We are providing this supplemental information for convenience in order to set forth an integrated overview summarizing (i) the corrections and modifications made by virtue of the restatements with respect to the Prior Financial Statements and (ii) the Updated Non-GAAP Adjusted Net Income Information (as defined below).

This supplemental information includes the following updated financial results for the Prior Financial Statements:

Basic and diluted net income per share

Weighted-average shares used in computing diluted net income per share

Adjusted net income

Adjusted diluted net income per share

Basic and Diluted Net Income per Share – Completion of Restatements

The restatements did not affect previously reported GAAP net income and are limited to the calculation of basic and diluted net income per share, including the weighted-average number of shares used in the computation of diluted net income per share. There is no change from the preliminary information previously disclosed for the restated GAAP basic and diluted net income per share in the Non-Reliance 8-K. The restatement did not affect any other previously reported GAAP financial information, including assets, liabilities, equity, revenues, gross profit, operating income or cash flows, and the related non-GAAP measures, as well as EBITDA, adjusted EBITDA, free cash flow and adjusted free cash flow.

Adjusted Net Income and Adjusted Diluted Net Income per Share – Adjusted Effective Tax Rate

As discussed in the Non-Reliance 8-K, in response to a comment letter from the SEC, we have modified how we determine the applicable adjusted effective tax rate for purposes of calculating adjusted net income in respect of each of the interim periods reflected in the Prior Financial Statements (the “Updated Non-GAAP Adjusted Net Income Information”).

We previously used a 0% tax rate in the computation of adjusted net income for the first through third quarters of fiscal 2022 to reflect our expectation that our GAAP effective tax rate would be 0% or lower for fiscal 2022, primarily resulting from substantial tax benefits arising from stock option exercises by Mr. Friedman, our Chairman and Chief Executive Officer. We have modified our non-GAAP adjusted tax rates for fiscal 2022 to exclude the GAAP tax provision from adjusted net income and include a non-GAAP tax provision based upon (i) adjusted pre-tax net income, (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent, such as tax benefits related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.

The following updated tables for the first through third quarters of fiscal 2022 reflect this presentation of the completed restatements as well as the Updated Non-GAAP Adjusted Net Income Information and adjusted diluted net income per share results as supplemental information.

Fiscal 2022 Updated Quarterly Financial Information

The following table summarizes the previously reported and updated GAAP and non-GAAP results upon completion of the restatements and the modifications to the adjusted effective tax rates. No other financial information in our prior filings on Form 8-K or Form 10-Q related to the Prior Financial Statements has been updated as related to the restatements and modifications.

		THREE MONTHS ENDED			SIX MONTHS ENDED	NINE MONTHS ENDED
		APRIL 30,	JULY 30,	OCTOBER 29,	JULY 30,	OCTOBER 29,
		2022	2022	2022	2022	2022

		(in thousands, except percentage, share and per share amounts)
GAAP information:
Effective tax rate	No impact	(438.3)%	31.6%	26.8%	(49.6)%	(20.2)%
Net income	No impact	$200,711	$122,275	$98,760	$322,986	$421,746

Net income available to stockholders	As reported	$346,827	$145,737	$98,760	$492,564	$591,324
	As restated	$200,711	$122,275	$98,760	$322,986	$421,746
	Change	$(146,116)	$(23,462)	$—	$(169,578)	$(169,578)

Basic net income per share	As reported	$15.34	$5.95	$4.17	$20.92	$25.07
	As restated	$8.88	$5.00	$4.17	$13.72	$17.88
	Change	$(6.46)	$(0.95)	$—	$(7.20)	$(7.19)

Weighted-average shares—diluted	As reported	28,527,246	27,142,223	26,098,265	27,834,735	27,255,911
	As restated	27,808,082	26,934,914	26,098,265	27,371,500	26,947,087
	Change	(719,164)	(207,309)	—	(463,235)	(308,824)

Diluted net income per share	As reported	$12.16	$5.37	$3.78	$17.70	$21.70
	As restated	$7.22	$4.54	$3.78	$11.80	$15.65
	Change	$(4.94)	$(0.83)	$—	$(5.90)	$(6.05)

Non-GAAP information:
Adjusted effective tax rate	As reported	0.0%	0.0%	0.0%	0.0%	0.0%
	As modified	14.8%	24.3%	24.9%	19.6%	20.9%

Adjusted net income(1)	As reported	$212,841	$216,728	$146,943	$429,569	$576,512
	As modified	$181,341	$164,063	$110,354	$345,404	$455,758
	Change	$(31,500)	$(52,665)	$(36,589)	$(84,165)	$(120,754)

Adjusted weighted-average shares—diluted	No impact	27,367,743	26,824,986	25,934,498	27,096,365	26,709,075

Adjusted diluted net income per share(2)	As reported	$7.78	$8.08	$5.67	$15.85	$21.58
	As modified	$6.63	$6.12	$4.26	$12.75	$17.06
	Change	$(1.15)	$(1.96)	$(1.41)	$(3.10)	$(4.52)

(1)	Refer to table titled “Updated Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Refer to table titled “Updated Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share” and the related footnotes for additional information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

FIRST THROUGH THIRD QUARTER FISCAL 2022

UPDATED RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED	NINE MONTHS ENDED
	APRIL 30,	JULY 30,	OCTOBER 29,	JULY 30,	OCTOBER 29,
	2022	2022	2022	2022	2022

	(in thousands)
GAAP net income	$200,711	$122,275	$98,760	$322,986	$421,746
Adjustments (pre-tax):
Cost of goods sold:
Asset impairments(1)	—	—	10,926	—	10,926
Selling, general and administrative expenses:
Non-cash compensation(2)	5,858	4,321	4,136	10,179	14,315
Employer payroll taxes on option exercise(3)	11,717	—	—	11,717	11,717
Asset impairments(1)	5,923	2,231	—	8,154	8,154
Professional fees(4)	7,184	285	—	7,469	7,469
Compensation settlements(5)	—	3,483	—	3,483	3,483
Recall accrual(6)	560	—	—	560	560
Legal settlements(7)	—	—	(4,188)	—	(4,188)
Gain on sale of building and land(8)	—	—	(775)	—	(775)
Other expenses:
Loss on extinguishment of debt(9)	146,116	23,462	—	169,578	169,578
(Gain) loss on derivative instruments—net(10)	(3,177)	1,453	—	(1,724)	(1,724)
Subtotal adjusted items	174,181	35,235	10,099	209,416	219,515
Impact of income tax items(11) (modified)	(194,926)	3,732	(427)	(191,194)	(191,621)
Share of equity method investments losses(12)	1,375	2,821	1,922	4,196	6,118
Adjusted net income(13) (modified)	$181,341	$164,063	$110,354	$345,404	$455,758
(1)	The adjustments to cost of goods sold in the three and nine months ended October 29, 2022 represent inventory impairment. The adjustments to selling, general and administrative expense in the three months ended April 30, 2022 and July 30, 2022 include asset impairments related to property and equipment of Galleries under construction. The adjustment to selling, general and administrative expense in the three months ended July 30, 2022 also includes lease impairment of $1.0 million due to the early exit of a leased facility.
(2)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents employer payroll tax expense related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.
(4)	Represents professional fees contingent upon the completion of certain transactions related to the 2023 convertible senior notes and 2024 convertible senior notes, including bond hedge and warrant terminations and convertible senior notes repurchases.
(5)	Represents compensation settlements related to the Rollover Units and Profit Interest Units in the Waterworks subsidiary.

(6)	Represents accruals associated with product recalls.
(7)	Represents a favorable legal settlement associated with a lease arrangement.
(8)	Represents gain on sale of building and land.
(9)	The adjustment for the three months ended April 30, 2022 represents a loss on extinguishment of debt related to the repurchase of $180 million of principal value of convertible senior notes, inclusive of the acceleration of amortization of debt issuance costs of $1.0 million. The adjustment for the three months ended July 30, 2022 represents a loss on extinguishment of debt related to the repurchase of $57 million of principal value of convertible senior notes, inclusive of the acceleration of amortization of debt issuance costs of $0.3 million.
(10)	Represents net (gain) loss on derivative instruments resulting from certain transactions related to the 2023 convertible senior notes and 2024 convertible senior notes, including bond hedge and warrant terminations and convertible senior notes repurchases.
(11)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income, (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent, such as tax benefits related to the option exercise by Mr. Friedman in the first quarter of fiscal 2022.

The adjustment for the three months ended April 30, 2022 is based on an adjusted tax rate of 14.8%. The adjustments for the three and six months ended July 30, 2022 are based on adjusted tax rates of 24.3% and 19.6%, respectively. The adjustments for the three and nine months ended October 29, 2022 are based on adjusted tax rates of 24.9% and 20.9%, respectively.

(12)	Represents our proportionate share of the losses of our equity method investments.
(13)	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included herein because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

UPDATED RECONCILIATION OF DILUTED NET INCOME PER SHARE TO

ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED	NINE MONTHS ENDED
	APRIL 30,	JULY 30,	OCTOBER 29,	JULY 30,	OCTOBER 29,
	2022(1)	2022(2)	2022(2)	2022(1)	2022(1)
Diluted net income per share (restated)	$7.22	$4.54	$3.78	$11.80	$15.65
Pro forma diluted net income per share(3) (modified)	$7.33	$4.56	$3.81	$11.92	$15.79
Per share impact of adjustments (pre-tax)(4):
Loss on extinguishment of debt (modified)	5.34	0.87	—	6.26	6.35
Asset impairments	0.22	0.08	0.42	0.30	0.71
Non-cash compensation	0.21	0.16	0.16	0.38	0.54
Employer payroll taxes on option exercise	0.43	—	—	0.43	0.44
Professional fees	0.26	0.01	—	0.28	0.28
Compensation settlements	—	0.14	—	0.12	0.13
Recall accrual	0.02	—	—	0.02	0.02
Legal settlements	—	—	(0.16)	—	(0.16)
(Gain) loss on derivative instruments—net	(0.12)	0.05	—	(0.06)	(0.06)
Gain on sale of building and land	—	—	(0.03)	—	(0.03)
Subtotal adjusted items	6.36	1.31	0.39	7.73	8.22
Impact of income tax items(4) (modified)	(7.11)	0.14	(0.01)	(7.05)	(7.18)
Share of equity method investments losses(4)	0.05	0.11	0.07	0.15	0.23
Adjusted diluted net income per share(5) (modified)	$6.63	$6.12	$4.26	$12.75	$17.06
(1)	For GAAP purposes, we incur dilution for the principal of the convertible notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes (i) the dilutive impact of the principal value of the convertible notes since we have the intent and ability to settle the principal value of such notes in cash and (ii) the dilutive impact of the convertible notes between $193.65 and $309.84 for our 2023 convertible senior notes and between $211.40 and $338.24 for our 2024 convertible senior notes, based on the bond hedge contracts that were in place and would have delivered shares to offset dilution in these ranges through the termination date of such contracts in the first quarter of fiscal 2022. Consistent with GAAP dilution, our adjusted diluted shares outstanding calculation includes the dilutive impact of stock prices in excess of $309.84 for our 2023 convertible senior notes and $338.24 for our 2024 convertible senior notes through the termination dates of the related bond hedge contracts in the first quarter of fiscal 2022, as we would have had an obligation to deliver additional shares in excess of the dilution protection provided by the bond hedges.
(2)	For GAAP purposes, we incur dilution for the principal of the convertible notes assuming the if-converted method, however, we exclude from our adjusted diluted shares outstanding calculation the dilutive impact of the principal value of the convertible senior notes which we expect to settle in cash.
(3)	Pro forma diluted net income per share for the three months ended April 30, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 27,367,743, which excludes dilution of 440,339 shares related to the 2023 convertible senior notes and 2024 convertible senior notes.

Pro forma diluted net income per share for the three months ended July 30, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 26,824,986, which excludes dilution of 109,928 shares related to the 2023 convertible senior notes and 2024 convertible senior notes. Pro forma diluted net income per share for the six months ended July 30, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 27,096,365 which excludes dilution of 275,135 shares related to the 2023 convertible senior notes and 2024 convertible senior notes.

Pro forma diluted net income per share for the three months ended October 29, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 25,934,498, which excludes dilution of 163,767 shares related to the 2023 convertible senior notes and 2024 convertible senior notes. Pro forma diluted net income per share for the nine months ended October 29, 2022 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 26,709,075, which excludes dilution of 238,012 shares related to the 2023 convertible senior notes and 2024 convertible senior notes.

(4)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(5)	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income per share is included herein because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses a number of non-GAAP financial measures including: adjusted net revenue, adjusted operating income, adjusted net income, adjusted diluted net income per share, free cash flow, adjusted free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures used by the Company in this supplemental statement may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this supplemental statement. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

FORWARD-LOOKING STATEMENTS

This supplemental statement contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements based upon certain expectations that the Company has including the Company’s expectations regarding its non-GAAP financial measures including the Updated Non-GAAP Adjusted Net Income Information and the basis on which it is determined or will be determined in future periods; expectations concerning the impact of the restatements and the matter giving rise to the restatement; the belief that the restatements will not affect any other GAAP or non-GAAP measure; status of the Company’s efforts to compensate for and remediate the deficiencies, including the material weakness, the impact of this matter on the Company’s reported results and disclosures; any related expectations concerning the restatements and the SEC comment letter and the Company’s response thereto; and any statements or assumptions underlying or based upon any of the foregoing matters.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our internal controls over financial reporting and our disclosure controls and procedures; our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products, risks related to the operations of our vendors, risks related to tariffs and risks related to the impact of COVID on our business; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this supplemental statement speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.